UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2000

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State of Other Jurisdiction of Incorporation)

0-28472	77-0333728
(Commission File Number)	(IRS Employer Identification Number)

278 Hope Street
Mountain View, CA 94041
(Address of principal executive offices including zip code)

(650) 564-9699
(Registrant's telephone number, including area code)

Item 8. Change in Fiscal Year

At a special meeting of the Board of Directors of Digital Video Systems, Inc. ("Registrant") held on December 6, 2000, the Board of Directors of Registrant elected to change its fiscal year. The former fiscal year was April 1 to March 31. The new fiscal year is now January 1 to December 31. The change in fiscal year is effective December 31, 2000.

Accordingly, Digital Video Systems, Inc. will file a Form 10-KSB covering the nine-month transition period ended December 31, 2000 on or before April 2, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2000
DIGITAL VIDEO SYSTEMS, INC.
	By:	/s/ Mali Kuo Mali Kuo Co-Chairman of the Board and Chief Executive Officer